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                           PMA ACQUISITION CORPORATION
                          A WHOLLY OWNED SUBSIDIARY OF
                               ALLIEDSIGNAL INC.
                                HAS AMENDED ITS
                           OFFER TO PURCHASE FOR CASH
             AND IS NOW OFFERING TO PURCHASE UP TO AN AGGREGATE OF
                       40,000,000 SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                AMP INCORPORATED
                                       AT
                                $44.50 PER SHARE

     THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED. THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 25, 1998, UNLESS THE OFFER IS EXTENDED.

                                                              September 14, 1998

To Our Clients:

     Enclosed for your consideration is the First Supplement, dated September 14, 1998 (the 'First Supplement') to the Offer to Purchase, dated August 10, 1998 (the 'Offer to Purchase'), and the related Letter of Transmittal (which as may be amended or supplemented from time to time, collectively constitute the 'Offer') relating to an offer by PMA Acquisition Corporation, a Delaware corporation ('Offeror'), and a wholly owned subsidiary of AlliedSignal Inc., a Delaware corporation ('Parent'), to purchase up to an aggregate of 40,000,000 shares of common stock, without par value (the 'Shares'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), at a purchase price of $44.50 per Share, net to the seller in cash (the 'Offer Price'), without interest, upon the terms and subject to the conditions set forth in the Offer.

     Holders of Shares will be required to tender one Right for each Share tendered to effect a valid tender of a Share. Unless and until the Distribution Date (as defined in Section 8 of the Offer to Purchase) occurs, the Rights are represented by and transferred with the Shares. Accordingly, if the Distribution Date does not occur prior to the Expiration Date of the Offer, a tender of Shares will constitute a tender of the associated Rights. If a Distribution Date has occurred, certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for the Shares to be validly tendered in accordance with the procedures described in
Section 3 of the Offer to Purchase, as amended. If a Distribution Date has occurred, a tender of Shares without Rights constitutes an agreement by the tendering shareholder to deliver certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within a period ending three New York Stock Exchange trading days after the date certificates for Rights are distributed to shareholders, all as provided in
Section 3 of the Offer to Purchase, as amended. Offeror reserves the right to require that it receive these certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, these certificates, if the certificates have been distributed to holders of Shares. Offeror will not pay any additional consideration for the Rights tendered pursuant to the Offer.

     SHARES MAY BE TENDERED ONLY BY THE PROPER EXECUTION AND COMPLETION OF THE LETTER OF TRANSMITTAL. SHARES MAY NOT BE TENDERED PURSUANT TO GUARANTEED DELIVERY PROCEDURES AFTER SEPTEMBER 14, 1998.






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     SHAREHOLDERS WHO HAVE PREVIOUSLY VALIDLY TENDERED SHARES PURSUANT TO THE
INITIAL OFFER AND WHO HAVE NOT WITHDRAWN THOSE SHARES NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO TENDER SHARES PURSUANT TO THE OFFER, AS AMENDED. SHAREHOLDERS WHO HAVE TENDERED SHARES ON OR PRIOR TO SEPTEMBER 11, 1998 PURSUANT TO GUARANTEED DELIVERY PROCEDURES SHOULD COMPLY WITH THE REQUIRED PROCEDURES. SEE
SECTION 3 OF THE OFFER TO PURCHASE.

     THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES AND, IF APPLICABLE, RIGHTS CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

     A TENDER OF SUCH SHARES AND, IF APPLICABLE, RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES AND, IF APPLICABLE, RIGHTS HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares and Rights held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The Offer Price is $44.50 per Share, net to the seller in cash, without interest.

          2. The Offer is being made for up to an aggregate of 40,000,000 Shares and, if applicable, Rights. Following completion of the Offer, Offeror intends to promptly commence a second tender offer to purchase all outstanding Shares not owned by Offeror at a price of $44.50 per Share, net to the seller in cash, without interest thereon, upon essentially the same terms and conditions set forth in the Offer to Purchase.

          3. The Offer, withdrawal rights and proration period will expire at 12:00 midnight, New York City time, on Friday, September 25, 1998, unless the Offer is extended.

          4. The Offer is subject to satisfaction of certain terms and conditions (see Introduction, Section 1 and Section 14 of the Offer to Purchase and Section 8 of the First Supplement).

          5. Tendering Shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares and, if applicable, Rights pursuant to the Offer.

          6. Payment for Shares and, if applicable, Rights accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the 'Depositary') of (i) certificates for the Shares and, if applicable, Rights, or timely confirmation of a book-entry transfer of the Shares and/or Rights into the Depositary's account at The Depository Trust Company (the 'Book-Entry Transfer Facility'), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, as amended, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile) with all required signature guarantees or, in the case of book-entry transfer of Shares, if applicable, an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares and, if applicable, Rights, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares and, if applicable, Rights, all such Shares and, if applicable, Rights will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Offeror is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Offeror becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares or Rights pursuant thereto, Offeror will make a good faith effort to comply with such state statute. If, after such good faith effort, Offeror cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares or Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by the Dealer Managers (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
            UP TO AN AGGREGATE OF 40,000,000 SHARES OF COMMON STOCK
               (AND THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                                AMP INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed First Supplement, dated September 14, 1998, to the Offer to Purchase, dated August 10, 1998, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer') in connection with the offer by PMA Acquisition Corporation ('Offeror'), a Delaware corporation and a wholly owned subsidiary of AlliedSignal Inc., a Delaware Corporation ('Parent'), to purchase up to an aggregate of 40,000,000 shares of Common Stock, without par value (the 'Common Stock'), and the associated Common Stock Purchase Rights (the 'Rights'), of AMP Incorporated, a Pennsylvania corporation (the 'Company'), at a purchase price of $44.50 per Share and, if applicable, Rights, in each case net to the seller in cash, without interest thereon, in each case upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to Offeror the number of shares of Common Stock and, if applicable, Rights, indicated below (or if no number is indicated below, all shares of Common Stock and, if applicable, Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     Number of Shares and, if applicable, Rights to be Tendered:      Shares

     Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares and/or Rights held by us for your account.

                                   SIGN HERE

Signature(s)  ..................................................................
(Print Name(s))  ...............................................................
(Print Address(es))  ...........................................................
(Area Code and Telephone Number(s))  ...........................................
(Taxpayer Identification or Social Security Number(s))  ........................

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